EXHIBIT 99.1

Nemus Bioscience Announces Preferred Stock Financing

Costa Mesa, Calif. (December 29, 2016) - NEMUS Bioscience, Inc. (OTCQB: NMUS) today announced that it entered into a Securities Purchase Agreement with certain purchasers for the sale of up to 1,500 shares of Series D Preferred Stock for gross proceeds of up to $1,500,000. Each share of preferred stock is convertible into shares of common stock at a conversion price of $0.25 per share. We have agreed to file a registration statement with the Securities and Exchange Commission to register the resale of the shares of common stock underlying the Preferred Stock. Roth Capital Partners has acted as the exclusive placement agent for the transaction.

“We moved forward with this Series D financing as part of a larger financing strategy. The company expects to engage an investment banking firm to effectuate a larger capital raise in the first half of 2017. This Series D financing will help Nemus meet patent and licensing obligations, advance the methicillin-resistant Staphylococcus aureus (MRSA) and chemotherapy-induced nausea and vomiting (CINV) programs, and help initiate the needed steps to industrial-scale-up manufacturing of our analogue of CBD, which is an important step before developmental partnering discussions,” stated Brian Murphy, M.D., C.E.O. and Chief Medical Officer of Nemus.

“The May, 2016 released report, Review on Antimicrobial Resistance, has projected that deaths secondary to resistant microbial infections would exceed those related to cancer by the year 2050 if there are no significant advancements in anti-infective medicines. Globally, related health-care expenses would be $100 trillion according to the report. Nemus is working with our colleagues at the University of Mississippi to advance our anti-infective program based on a specific cannabinoid-based therapy. Additionally, we are developing our prodrug of tetrahydrocannabinol (THC) and analogue of cannabidiol (CBD) for the management of pain syndromes. This program is especially important in the face of the current global opioid-addiction epidemic with more than 20,000 deaths a year in the United States, related to abuse of prescriptive opioids alone, as reported by the American Society of Addiction Medicine. Both the anti-infective and analgesic cannabinoid-based platforms afford Nemus unique opportunities to partner the development of these compounds with larger biotech or pharmaceutical collaborators to meet the urgent medical needs presented by these epidemics,” commented Dr. Murphy. “Meeting funding objectives in 2017 will be pivotal to advancing and partnering these projects, including our ophthalmology portfolio currently focused on glaucoma.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities. The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws. The offering is expected to be consummated by January 6, 2017, subject to customary closing conditions.

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FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, including statements about our expectation to engage an investment banking firm to effectuate a larger capital raise in the first half of 2017, our expectations regarding the use of proceeds from the financing and the timing of our near term, intermediate term and long term goals. Such statements and other statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management's current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. In some cases, forward-looking statements can be identified by terminology including "goal," "focus," "aims," "believes," "can," “could,” "challenge," "predictable," "will," or the negative of these terms or other comparable terminology. We operate in a rapidly changing environment and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. Risks and uncertainties that may cause actual results to differ materially include, among others, our capital resources, uncertainty regarding the results of future testing and development efforts and other risks that are described in the Risk Factors section of NEMUS’s most recent annual or quarterly report filed with the Securities and Exchange Commission. Except as expressly required by law, NEMUS disclaims any intent or obligation to update these forward-looking statements.

ABOUT NEMUS BIOSCIENCE, INC.

The Company is a biopharmaceutical company, headquartered in Costa Mesa, California, focused on the discovery, development, and commercialization of cannabinoid-based therapeutics for significant unmet medical needs in global markets. Utilizing certain proprietary technology licensed from the University of Mississippi, NEMUS is working to develop novel ways to deliver cannabinoid-based drugs for specific indications, with the aim of optimizing the clinical effects of such drugs, while limiting the potential adverse events. NEMUS' strategy will explore the use of natural and synthetic compounds, alone or in combination. The Company is led by a highly qualified team of executives with decades of biopharmaceutical experience and significant background in early-stage drug development.

For more information, visit http://www.nemusbioscience.com.

CONTACTS:

NEMUS Investor Relations

PCG Advisory Group

Adam Holdsworth

Email: adamh@pcgadvisory.com

Phone: 646-862-4607

NEMUS Media Relations

Janet Vasquez

JV Public Relations

Email: jvasquez@jvprny.com

Phone: 212-645-5498.

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